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                                                                       Exhibit 5



                                                          November 5, 2002

Jennifer Convertibles, Inc.
419 Crossways Park Drive
Woodbury, New York 11797

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Jennifer Convertibles, Inc, a Delaware corporation (the "Company"), in connection with the preparation of its registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The Registration Statement relates to the issuance of up to an aggregate of 1,342,500 shares of the Company's common stock, par value $.01 per share (the "Option Shares"), pursuant to individual Stock Option Agreements (the "Stock Option Agreements") with certain directors, officers, employees and consultants of the Company.

         We have examined such records and documents, including the Stock Option Agreements, and made such examinations of law as we have deemed relevant in connection with this opinion. This opinion relates only to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America in force on the date hereof.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when issued upon the exercise of and in accordance with the terms of stock options duly and validly granted against payment therefor, the Option Shares, which are then originally issued by the Company, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Sincerely,


                                         /s/  Mintz Levin Cohn Ferris
                                         Glovsky and Popeo, P.C.